EXHIBIT 23(f)



                 INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Southwestern Public Service Company on Form S-3 of our report dated October 10, 1995, appearing in the Annual Report on Form 10-K of Southwestern Public Service Company for the year ended August 31, 1995, and to the reference to us as experts.


DELOITTE & TOUCHE LLP
Dallas, Texas

June 4, 1996